**Exhibit 99.2**

[HOKU LETTERHEAD]

[_______________], 2009

Dear Hoku Shareholder:

We are writing to bring you up to date on important matters regarding Hoku Scientific, Inc. ("**Hoku**" or the "**Company**") and to provide you with notice that Hoku has requested and received from the Nasdaq Listing Qualifications Department ("**Nasdaq**") a financial viability exception to certain Nasdaq shareholder approval rules for the proposed financing transaction more fully described below.

**Background**

As you are likely aware and as stated in Hoku's public filings with the Securities and Exchange Commission, the Company has had insufficient working capital to complete the construction and development of its polysilicon production facility in Pocatello, Idaho (the "**Plant**"). Accordingly, for the past several months the Company, under the direction of its Board of Directors, has been seeking to raise cash to complete its ongoing Plant construction and procurement work by aggressively exploring funding options, including securing new polysilicon customers with additional prepayment commitments, as well as pursuing discussions with strategic investors involving debt and equity financing alternatives. In addition, the Company has retained Deutsche Bank Securities Inc. as its financial advisor to seek a possible sale of the Company. On July 10, 2009, the Company announced that it would begin issuing orders for a temporary slowdown of construction and procurement activity at the Plant, to preserve cash and value while pursuing these opportunities.

On August 3, 2009, the Company reported that it had determined that there is substantial doubt that the Company will have sufficient cash to meet all of its obligations as they come due through at least June 30, 2010, and that the Company's ability to continue as a going concern depends on its ability to raise debt or equity financing, increase revenues and reduce expenses. As noted above, the Company has sought financing that would allow it to continue operations and fund its ongoing needs for working capital related to construction and development of the Plant. The Company also has considered other alternatives, including filing for bankruptcy, ceasing operations and liquidating assets. Absent the proposed financing transaction described below, however, the Company believes its inability to continue as a going concern would result in an orderly wind-down of the Company or other potential forms of restructuring.

**Proposed Financing Transaction**

*Securities Purchase Agreement*

On September 28, 2009, the Company entered into a Securities Purchase Agreement ("**Securities Purchase Agreement**") with Tianwei New Energy Holdings Co., Ltd., a corporation organized under the laws of the People's Republic of China (the "**Investor**"). Under the Securities Purchase Agreement, the following financing transaction (the "**Transaction**") is expected to occur:

(i) In exchange for the issuance of 33,379,287 shares of the Company's common stock and a warrant to purchase 10,000,000 shares of the Company's common stock (the "**Warrant**"), the Investor will (i) cancel $50 million of indebtedness owed by the Company to a subsidiary of the Investor in the form of prepayments made to the Company under two polysilicon supply agreements and (ii) provide collateral support for the Company to obtain a term loan from China Construction Bank in the amount of $50 million to be used to satisfy outstanding vendor payables and other payables relating to construction and operation of the Plant.

(ii) The Warrant will be exercisable for a period of seven years, at a price per share equal to $2.52.

(iii) The Investor has committed to assist the Company in securing additional debt financing that the Company requires to complete construction of the Plant.

(iv) The Investor has agreed to lock-up (*i.e.*, refrain from selling) 70% of the shares of common stock described in paragraph (i) above for a period of one year following the closing of the Transaction (the "**Closing**").

*Conditions to Closing*

The Transaction is subject to certain customary conditions to closing, including the absence of certain material adverse changes affecting the Company and certain People's Republic of China governmental approvals. We expect that the Closing will occur on or about October 30, 2009, although no assurances can be given when the conditions to Closing will be satisfied, if at all. In the event that the Transaction is not consummated by December 31, 2009, the Investor has the right to terminate its obligations under the Securities Purchase Agreement; provided, however, that if the reason the Closing has not occurred is because governmental and regulatory approvals are still pending, the Closing will be automatically extended for a period of up to three months.

*Investor Board Nominees*

As a result of the Transaction, the Investor will have the right to designate four members (the "**Investor Nominees**") of the Company's Board of Directors, which will be expanded to seven members at the Closing. This right to designate four Investor Nominees will terminate upon the earlier of (i) the Investor (together with its affiliates) ceasing to be the largest individual shareholder of the Company or (ii) the Investor (together with its affiliates) owning less than 25% of the outstanding shares of Hoku's common stock. The remaining three directors will be designated by the Company (with the Investor's consent). Hoku currently has a Board of Directors consisting of five members, and the two persons not designated by the Company will resign their positions at Closing.

**Notice of Nasdaq Exception**

Nasdaq Listing Rule 5635 requires that a listed company obtain shareholder approval for certain transactions including (i) the issuance of shares, other than in a public offering, equal to 20% or more of the shares of the company's common stock outstanding before the issuance or (ii) for the issuance of shares which will result in a change of control of the company. As a result of the Transaction, and assuming the Warrant is exercised by the Investor, the Investor will own approximately 66.1% of the Company's outstanding common stock, on a fully-diluted basis.

Hoku has applied to Nasdaq for an exception from the requirement to obtain shareholder approval with respect to the Transaction, in reliance on Nasdaq Listing Rule 5635(f) which provides that Nasdaq may make an exception to the shareholder approval requirement when (i) the delay in securing shareholder approval would seriously jeopardize the financial viability of the enterprise, and (ii) reliance by the company is expressly approved by the audit committee comprised solely of independent, disinterested directors. The audit committee of the Board of Directors of the Company has expressly approved such reliance. The Nasdaq Listings Qualifications Department has granted the requested exception permitting Hoku to issue shares of Company common stock and the Warrants, as contemplated in the Securities Purchase Agreement and described above, which is significantly in excess of the shares of common stock which Hoku would have been permitted to issue under Nasdaq Listing Rule 5635 without shareholder approval, absent this exception.

**Pursuant to this exception, the Company is mailing this letter to all shareholders not later than ten days before the Closing alerting them that it will not seek, and will not be required to seek, the shareholder approval that would otherwise be required, and setting forth the terms of the Securities Purchase Agreement and the fact of reliance on the financial viability exception.**

At the Closing, Hoku's shares will continue to be traded publicly on Nasdaq.

**Forward-Looking Statements**

*Any forward-looking statements in this letter are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include all statements*

*regarding the Company's ability to consummate the proposed financing transaction and secure additional needed financing to complete construction and procurement of the Plant, as well as other statements that can be identified by the use of forward-looking language, such as "believes," "expects," "may," "will," "should," "plans," "anticipates," or "intends" or the negative of those terms, or by discussions of strategy or intentions. All forward-looking statements involve risk and uncertainties, including without limitation: Hoku's ability to consummate the transaction with Buyer; Hoku's ability to secure additional debt financing necessary to complete its planned polysilicon production facility in Pocatello, Idaho; Hoku's ability to raise additional cash to provide the Company with sufficient liquidity to continue as a going concern; Hoku's future financial performance; Hoku's business strategy and plans; and objectives of management for future operations. Except as required by law, the Company assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.*

We appreciate your continued support and look forward to reporting to you on the progress of the Company going forward.

Sincerely,

Dustin M. Shindo
President & CEO